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                                    EXHIBIT 5

                               OPINION RE LEGALITY
                               September 19, 1997



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     RE SILICON VALLEY RESEARCH, INC. AMENDED 1988 STOCK OPTION PLAN, SILICON VALLEY RESEARCH, INC. 1993 EMPLOYEE STOCK PURCHASE PLAN AND SILICON VALLEY RESEARCH, INC. AMENDED 1990 DIRECTORS' STOCK OPTION PLAN - REGISTRATION STATEMENT ON
            FORM S-8

Ladies and Gentlemen:

         As legal counsel for Silicon Valley Research, Inc., a California corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 2,000,000 shares of the Company's Common Stock, without par value, which may be issued pursuant to the exercise of options granted under the Silicon Valley Research, Inc. Amended 1988 Stock Option Plan (the "Option Plan"), 300,000 such shares which may be issued pursuant to the exercise of purchase rights granted under the Silicon Valley Research, Inc. 1993 Employee Stock Purchase Plan (the "Purchase Plan") and 100,000 such shares which may be issued pursuant to the exercise of options granted under the Silicon Valley Research, Inc. Amended 1990 Directors' Stock Option Plan (the "Directors Plan").

         We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California and the federal law of the United States.

         Based on such examination, we are of the opinion that the 2,000,000 shares, 300,000 shares and 100,000 shares of Common Stock which may be issued upon the exercise of options granted under the Option Plan, exercise of purchase rights granted under the Purchase Plan and exercise of options granted under the Directors Plan, respectively, are duly authorized shares of the Company's Common Stock, and, when issued against payment of the purchase price therefor in accordance with the provisions of the Option Plan, the Purchase Plan or the Directors Plan, as the case may be, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

                                               Respectfully submitted,

                                               /s/Gray Cary Ware & Freidenrich

                                               GRAY CARY WARE & FREIDENRICH
                                               A Professional Corporation











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